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Exhibit 5.3

CONSENT OF CASSELS BROCK & BLACKWELL LLP

        We hereby consent to the reference to our opinions under "Eligibility for Investment" and "Canadian Federal Income Tax Considerations" in the Registration Statement on Form F-10 of Yamana Gold Inc. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933 or the rules and regulations thereunder.

/s/ CASSELS BROCK & BLACKWELL LLP

Toronto, Canada
June 17, 2005

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CONSENT OF CASSELS BROCK & BLACKWELL LLP